Exhibit 99.1

FOR IMMEDIATE RELEASE

SMGI Announces Successful Recapitalization and Acquisition of Barnhart Transportation, a Leading Logistics Services Provider Based in Pennsylvania

Houston, Texas, – July 10, 2023 – SMG Industries Inc. (“SMGI” or the “Company”) (OTCQB: SMGI), a growth-oriented transportation services company focused on the domestic infrastructure logistics market, is pleased to announce the successful acquisition and merger of the Barnhart Transportation group of companies (“Barnhart”), a 20 year-old established logistics service provider based in Pennsylvania. The successful closing of this strategic acquisition not only approximately doubles SMGI's annual revenue and increase its adjusted EBITDA, but also brings operational and revenue diversification, strengthens the Company's balance sheet and adds exceptional expertise to its leadership team. The total acquisition consists of Barnhart Transportation, LLC, Barnhart Fleet Maintenance, LLC, Lake Shore Logistics, LLC, Lake Shore Global Solutions, LLC, Legend Equipment Leasing, LLC and Route 20 Tank Wash, LLC, which specializes in a wide range of transportation services, including full truck load, dry bulk, liquids, intermodal, LTL, heavy haul, drayage, transload, and an "asset lite" brokerage business. The consummation of this acquisition significantly contributes to SMGI’s revenue diversification and expansion efforts, as well as creates valuable cross-selling opportunities.

Based on audited pro forma 2022 combined revenues of $153 million and pro forma 2022 estimated adjusted EBITDA of $18.2 million (including $2.5 million in estimated cost saving synergies), this acquisition positions SMGI as a leading regional transportation and logistics player across multiple markets in the United States. With the completion of this transaction, SMGI’s balance sheet is significantly improved, including a large increase in the book value of the combined company. Additionally, overall leverage defined as debt as a multiple of adjusted EBITDA is reduced significantly, debt service costs have been reduced significantly, resulting in enhanced equity value, and accelerating our plans to list our common stock on a national securities exchange.

Commenting on the acquisition, Mr. Matt Flemming, Chairman of SMGI, expressed his enthusiasm, stating, "The acquisition of Barnhart by SMGI creates an attractive and diversified platform. We anticipate that the combined entity will establish itself as a larger, scalable, and more diversified transportation business, emerging as a regional leader in Texas, the Southwest and the Eastern Seaboard. Furthermore, the combination will enhance customer relationships, reduce cyclicality and decrease customer concentration. With more than 500 non-overlapping customers, the cross-selling opportunities from a broader range of assets, capabilities, and services offers exciting opportunities for the growth of the combined company. We are thrilled to welcome Barnhart’s talented employees to the SMGI team and believe this transaction positions us well to deliver enhanced growth and significant value creation for employees, customers and shareholders."

Tim and Bryan Barnhart, the experienced leaders behind Barnhart Transportation, bring a wealth of experience, expertise and leadership to SMGI. Over the past two decades, they have successfully diversified the company's footprint to meet evolving customer needs. Their commitment to operational excellence and financial prudence has established a foundation of fiscal responsibility and sustainability.

"Anticipating market trends and making strategic investments have been key to staying ahead in the dynamic global logistics market," explained Tim Barnhart, the company's new Chief Financial Officer and Board member. With Tim's financial acumen guiding prudent decision-making and capital allocation, and Bryan's operational focus optimizing processes and driving efficiency, the company is well-positioned for continued growth and success.

"Within the combined entity, we see tremendous opportunities for growth and success," emphasized Tim Barnhart. As CFO and Board member, his dedication lies in fostering fiscal discipline, capitalizing on operational efficiencies, and cultivating a culture of continuous improvement. Leveraging the expertise of the outstanding team at SMG Industries, the company aims to establish a robust financial foundation, implement cost-saving measures, and capitalize on attractive growth opportunities within the transportation and logistics industry.

Bryan Barnhart, the newly appointed CEO and Board member, brings extensive experience in the transportation industry, making him well-suited to lead the combined entity towards a new era of success. "The acquisition of Barnhart Transportation by SMG Industries is a significant milestone for both companies," stated Bryan Barnhart. Together, management will leverage the transformative partnership to create a larger, more diversified transportation business, solidifying its position as a global leader. The merger unlocks attractive growth opportunities, strengthens customer relationships, and increases market capitalization. Combining its collective vision and strategic approach, the companies are poised to propel the company to new heights and set new benchmarks within the industry.

Steven Madden, SMGI’s Chief Transition Officer and Board member, stated “We are excited to join forces with Barnhart Transportation. We believe this merger creates value of 1+1=3 immediately. We have worked hard since those difficult Covid days to transform SMGI along with the help of Jimmy Frye (President of 5J Trucking and Board member) into a healthier, more profitable, turn-key, customer-focused, diversified, domestic infrastructure transportation company force. This acquisition and merger is just the beginning, and the Barnhart’s are a perfect fit culturally, operationally, and financially. It provides the necessary platform to springboard us organically and inorganically giving us more capacity for expansion while gaining experienced, proven industry leaders and managers. This merger will also provide additional strategic business units for both geographic regions. Most importantly, this acquisition helps our customers, employees and increases value to our shareholders.”

Transaction Highlights

•	This transaction provided a complete refinance, improving the combined balance sheet with lower leverage and younger, more diversified assets and adds capacity and scale with additional strategic business units for both geographic regions while creating synergies for immediate costs savings,
•	The Barnhart management team has historical operational excellence, technological command of its business systems and a profitable track record,
•	Growth areas of Barnhart include non-hazardous liquids, a sizable brokerage division and intermodal business segment that complement SMGI’s super heavy haul and engineered over dimensional freight business,
•	SMGI and Barnhart have more than 500 current non-overlapping customers and a broader service mix leading to significant cross-selling opportunities by catering to more of the needs of key customers,
•	The integration of Barnhart's expertise in dry bulk and non-hazardous liquid freight shipping, will expand and scale the service offerings of both companies,
•	Estimated annual cost savings of approximately $2.5 million resulting from the elimination of corporate and real estate cost redundancies,
•	Barnhart boasts an experienced management team committed to the success of the combined entity with Bryan Barnhart becoming CEO of SMGI and Tim Barnhart becoming CFO,
•	It is anticipated that SMGI's public company structure will support its “buy and build” strategy of future acquisition by providing access to liquidity for ongoing operations and future mergers and acquisitions. SMGI intends to apply for listing to a national securities exchange to enhance access to public capital markets and create a more attractive capital structure,
•	In connection with the transaction, existing SMGI debt holders agreed to convert more than $25 million of existing SMGI debt into the common stock of SMGI to consummate the transaction, which reduced leverage and improved liquidity.

Transaction Details:

-	Barnhart Purchase: The acquisition cost amounts to $53.25 million, with $26.0 million paid in cash at closing. As part of the transaction, the principal owners of Barnhart received $19.25 million of the purchase price in the form of SMGI common stock, received $5.0 million of SMGI preferred stock and received a $3.0 million promissory note from SMGI.

-	Financing Structure: The transaction was financed through a $25.0 million revolving credit facility from a national lender, with $16.4 million available and $10.9 million funded at closing, leaving $5.5 million of additional liquidity available on the revolving credit facility after closing. In addition, a $31.7 million senior secured term loan facility with a term loan lender was utilized to fund the purchase price. The proceeds from these two new senior secured lenders were used to finance the acquisition, refinance a portion of SMGI's existing debt that didn’t convert into SMGI common stock at closing, and to cover associated transaction and professional fees and expenses.

B. Riley Securities, Inc. acted as the exclusive advisor for the transaction and Faegre Drinker Biddle & Reath LLP served as legal advisor to SMGI.

Forward-Looking Statements

This press release contains certain "forward-looking statements" with respect to our financial condition, business strategies, growth opportunities, acquisitions, listing plans and objectives of management, and other matters. Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, listing plans, financial condition and acquisitions, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, among others, the risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

About SMG Industries Inc.:  SMG Industries is a growth-oriented transportation services company focused on the domestic infrastructure logistics market.  Through several of the Company’s wholly-owned subsidiaries branded as the “5J Transportation Group,” it offers specialized heavy haul, super heavy haul, flatbed, brokerage, and drilling rig mobilization services. 5J’s engineered permitted jobs can support up to 500-thousand-pound loads including infrastructure cargo associated with bridge beams, wind energy, power generation components, compressors, refinery and construction equipment.  SMG Industries is headquartered in Houston, Texas and has facilities in Floresville, Hempstead, Henderson, Houston, Odessa, Palestine, Victoria, Texas and Fort Mill, South Carolina. Read more at www.5J-Group.com and www.SMGIndustries.com

About Barnhart Transportation, LLC: Barnhart Transportation and its affiliate companies offer a comprehensive range of logistical services to meet the global demands of their customer base. Established in 2003 as a domestic flatbed hauler, the company has since expanded its service lines to encompass a diverse array of capabilities. In addition to its domestic freight operations, which now include dry bulk, non-hazardous liquid, heavy haul, and intermodal transportation, the Company has established operations in brokerage, international freight forwarding and warehousing, allowing door to door service around the world.

Barnhart operates northern and southern transportation terminals with accessibility to east coast international shipping ports. Barnhart Transportation is headquartered in North East, Pennsylvania with service terminals in Moncks Corner and North Charleston, South Carolina. The Barnhart family of companies combined with SMGI consists of Barnhart Transportation, LLC, Barnhart Fleet Maintenance, LLC, Lake Shore Logistics, LLC, Lake Shore Global Solutions, LLC, Legend Equipment Leasing, LLC and Route 20 Tank Wash, LLC. Our team is truly 'Driven By You,' the customer. Learn more at www.Barnhart-trans.com

Source:  SMG Industries Inc. +1-713-955-3497

Contact:
Stan Abiassi – Market Street Capital, Inc.
stan@marketstreetcp.com
713-338-9415

Non-GAAP Financial Measures

In addition to certain traditional GAAP financial measures, we have presented in this press release “pro forma 2022 estimated adjusted EBITDA” for the combined company, which is a non-GAAP financial measure. This non-GAAP financial measure is being used by management and the Company’s board of directors to evaluate the anticipated benefits of the transaction. This non-GAAP financial measure should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP, and an analysis of non-GAAP financial measures should be used in conjunction with results presented in accordance with GAAP.

December 31, 2022 Adjusted EBITDA Reconciliation Table
For SMGI and Barnhart Transportation

SMG Industries, Inc.		Barnhart Transportation
Net Income	(11,610,240)	Net Income	6,041,866
Plus:		Plus:
Depreciation & Amort	5,328,366	Depreciation & Amort	4,385,250
Interest	9,431,681	Interest	142,532
Tax	(130,043)	Tax	34,337

EBITDA	3,019,764	EBITDA	10,603,985

Adjustments to EBITDA		Adjustments to EBITDA
Non cash Stock based compensation	61,043	Subtract gain on sale of equipment	(549,198)
Stock issued for debt extension	643,467	Accounting Consulting /Audit Fees	4,950
Consulting expenses	200,161	Discontinued Ops	1,009,053
Transaction M&A expenses	36,641	Legal Expenses	26,082
CTO Services	249,997	Consulting Fees	13,500
Duplicative CFO costs	109,521	ERC Prep Fees	266,011
Discontinued Ops / Legal	22,074	Software Upgrade/Bad Debt JWP	31,573
Total Adjustments	1,322,904	Total Adjustments	801,971

Adjusted EBITDA	$ 4,342,668	Adjusted EBITDA	$ 11,405,956

Combined Total

2022 Pro Forma EBITDA Calculation
SMGI Adjusted EBITDA	4,342,668
Target Adjusted EBITDA	11,405,956
Estimated Cost Saving Synergies	2,500,000

2022 Total Pro forma Adjusted EBITDA	$ 18,248,624